EXHIBIT 21

READING INTERNATIONAL, INC. – LISTING OF SUBSIDIARIES

AHGP, Inc.
AHLP, Inc.
Angelika Film Centers (Dallas), Inc.
Angelika Film Centers LLC
Angelika Film Centers (Plano), LP
Australia Country Cinemas Pty Ltd
Bayou Cinemas LP
Big 4 Farming LLC
Burwood Developments Pty Ltd
Citadel 57th Street, LLC
Citadel Acquisition Corporation
Citadel Agriculture, Inc.
Citadel Cinemas, Inc.
Citadel Distribution Services, Inc.
Citadel Realty, Inc.
Cliveden Ltd
Copenhagen Courtenay Central Ltd
Craig Corporation
Craig Food & Hospitality, Inc.
Craig Management, Inc.
Darnelle Enterprises Ltd
Dimension Specialty, Inc.
Entertainment Holdings, Inc.
Epping Cinemas Pty Ltd
Hope Street Hospitality, LLC
Hotel Newmarket Pty Ltd
James J. Cotter & Associates
Liberty Theaters, Inc.
Liberty Theatricals, LLC
Minetta Live, LLC
Movieland Cinemas (NZ) Ltd
Newmarket Properties Pty Ltd
Orpheum Live, LLC
Liberty Live, LLC
Port Reading Railroad Company
Puerto Rico Holdings, Inc.
Queenstown Land Holdings Ltd
Railroad Investments, Inc.
Reading Acquisitions Pty Ltd
Reading Capital Corporation
Reading Center Development Corporation
Reading Cinema Properties Ltd

Reading Cinemas Courtenay Central Ltd
Reading Cinemas NJ, Inc.
Reading Cinemas of Puerto Rico, Inc.
Reading Cinemas Pty Ltd
Reading Cinemas Puerto Rico LLC
Reading Cinemas USA LLC
Reading Cinemas, Inc.
Reading Colac Pty Ltd
Reading Company
Reading Courtenay Central Ltd
Reading Entertainment Australia Pty Ltd
Reading Exhibition Pty Ltd
Reading Holdings, Inc.
Reading International Cinemas LLC
Reading Investment Company, Inc.
Reading Licenses Pty Ltd
Reading Melton Pty Ltd
Reading New Zealand Ltd
Reading Pacific LLC
Reading Properties Pty Ltd
Reading Real Estate Company
Reading Realty, Inc.
Reading Resources, Inc.
Reading Sunbury Pty Ltd
Reading Theaters, Inc.
Reading Transportation Company
Reading Wellington Properties Ltd
RG-I, Inc.
RG-II, Inc.
Ronwood Investments Ltd
Royal George, LLC
Sutton Hill Properties, LLC
Trenton-Princeton Traction Company
Tington Investments Ltd
Tobrooke Holdings Ltd
Trevone Holdings Ltd
Twin Cities Cinemas, Inc.
US International Property Finance Pty Ltd
Washington and Franklin Railway Company
Western Gaming, Inc.
Wilmington and Northern Railroad